NASCHITZ BRANDES

                        NASCHITZ, BRANDES & CO. ADVOCATES
                      5 TUVAL STREET, TEL-AVIV 67897 ISRAEL
                     TEL. 972-3-623-5000 FAX: 972-3-623-5005

                        BRANCH OFFICE: 2 PAL-YAM AVENUE,
                CITY WINDOWS, OREN BUILDING, HAIFA 33095 ISRAEL
                     TEL: 972-4-864-4433 FAX: 972-4-864-4833

                                  WWW.NBLAW.COM


                            Tel-Aviv, January 7, 2005


Commtouch Software Ltd.
1A Hazoran Street
Poleg Industrial Park, P.O. Box 8511
Netanya 42504
Israel

Ladies and Gentlemen:

      We refer to the registration statement on Form F-3 to be filed by Commtouch Software Ltd., an Israeli company (the "Company"), on or about January 7, 2005 with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Registration Statement"). The prospectus contained in the Registration Statement relates to the offering by the selling securityholders, as described therein, of up to 23,605,490 Ordinary Shares, nominal value NIS 0.05 per share, of the Company (the "Shares") The Shares include 6,955,684 Ordinary Shares, nominal value NIS 0.05 per share, of the Company that are being registered under the Registration Statement; 780,000 Ordinary Shares, nominal value NIS 0.05 per share, of the Company that were registered under the Registration Statement, file number 333-111734, filed by the Company with the SEC on January 6, 2004; and 15,869,806 Ordinary Shares, nominal value NIS 0.05 per share, of the Company that were included in the Registration Statement, file number 333-117085, filed by the Company with the SEC on July 1, 2004

      As special Israeli counsel to the Company in connection with the offering of the Shares pursuant to the Registration Statement, we have examined such corporate records and documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion

      Upon the basis of such examination, we are of the opinion that the issuance of the Shares has been duly and validly authorized by all necessary corporate action.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement and elsewhere in the Registration Statement and Prospectus


                                                   Very truly yours,

                                                   /s/ NASCHITZ, BRANDES & CO.
                                                   ---------------------------
                                                   Naschitz, Brandes & Co.